UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 30, 2015

The Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51018

Delaware	23-3016517
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

409 Silverside Road
Wilmington, DE 19809
(Address of principal executive offices, including zip code)

302-385-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2015, Gail Ball was appointed as an Executive Vice President and the Chief Operating Officer of the Bancorp, Inc. and its subsidiary, The Bancorp Bank. Frank M. Mastrangelo, who was previously the Chief Operating Officer as well as being the Chief Executive Officer, remains as the Chief Executive Officer.

Ms. Ball, age 57, was previously the Head of the Payment Studies Group of the Federal Reserve Bank of Richmond from April 2014 to March 2015; Senior Vice President-Treasury Management Operations of Capital One (a banking institution), from 2010 to April 2014; and Treasurer and Vice President of NCO Funding, Inc. and Senior Vice President-Treasury of NCO Financial Systems, Inc. (a provider of outsourced business processes) from 2002 to 2010. Prior thereto, Ms. Ball acted in executive capacities with First USA (a banking institution), PNC Bank and Mellon Bank. From 2010 through March of 2014, Ms. Ball was a member of the Board of Directors and Chair of the Risk Committee of Kompanion Financial Group (a microfinance company operating in Kyrgyzstan).

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2 , 2015	The Bancorp, Inc.

By: /s/ Paul Frenkiel
Name: Paul Frenkiel
Title: Executive Vice President, Chief Financial Officer and Secretary